EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

U.S.  Subsidiaries

Name of Subsidiaries                  State of Organization  Trade Names
------------------------------------  ---------------------  -----------

Penn Wilson CNG, Inc.                 Delaware               None
Penn CNG Holdings, Inc.               Delaware               None
Penn Octane International, L.L.C.     Delaware               None
Rio Vista Energy Partners L.P.        Delaware               None
Rio Vista GP LLC                      Delaware               None
Rio Vista Operating GP LLC            Delaware               None
Rio Vista Operating Partnership L.P.  Delaware               None

Foreign  Subsidiaries

Name of Subsidiaries                       State of Organization  Trade Names
-----------------------------------------  ---------------------  -----------

PennWill, S.A. de C.V.                     Mexico                 None
Camiones Ecologicos, S.A. de C.V.          Mexico                 None
Grupo Ecologico Industrial, S.A. de C.V.   Mexico                 None
Estacion Ambiental, S.A. de C.V.           Mexico                 None
Estacion Ambiental II, S.A. de C.V.        Mexico                 None
Serinc, S.A. de C.V.                       Mexico                 None
Penn Octane de Mexico, S. de R.L. de C.V.  Mexico                 None
Termatsal, S. de R.L. de C.V.              Mexico                 None


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